UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2006

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Senior Credit Agreement

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Second Amended and Restated Senior Revolving Credit Agreement, dated as of July 12, 2006 (the “Senior Credit Agreement”), between Petrohawk Energy Corporation (the “Company”), each of the lenders from time to time party hereto (the “Lenders”), BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and BMO Capital Markets Financing, Inc. as co-syndication agents for the Lenders, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Fortis Capital Corp. as co-documentation agents for the Lenders.

Second Supplemental Indenture to 2011 Notes

On July 12, 2006, the Company accepted for purchase $124,236,000 principal amount of the Company’s 9 7/8% senior notes due 2011 (the “2011 Notes”), which the Company (as successor by way of merger to Mission Resources Corporation as of July 28, 2005) issued in April 2004, that were tendered in connection with the Company’s previously announced tender offer and consent solicitation with respect to the 2011 Notes, which were commenced on June 8, 2006. Following acceptance, the Company, the parties named therein as subsidiary guarantors, and The Bank of New York Trust Company, N.A., as trustee, entered into the Second Supplemental Indenture dated as of July 12, 2006 (the “2011 Supplemental Indenture”). The 2011 Supplemental Indenture supplements and amends the Indenture dated April 8, 2004, as amended (the “2011 Indenture”), among the Company, the subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, which governs the terms of the 2011 Notes, to eliminate substantially all of the restrictive covenants contained in the 2011 Indenture and the 2011 Notes, eliminate certain events of default, and modify certain other covenants and provisions contained in the 2011 Indenture and the 2011 Notes.

The description of the provisions of the 2011 Indenture and the 2011 Supplemental Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the 2011 Indenture and the 2011 Supplemental Indenture, which are set forth as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Second and Third Supplemental Indentures to 2012 Notes

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Second Supplemental Indenture and Third Supplemental Indenture dated as of July 12, 2006 (together, the “2012 Supplemental Indentures”), among the Company, the successor by way of merger to KCS Energy, Inc. (“KCS”), the parties named therein as existing guarantors, the parties named therein as new guarantors, and U.S. Bank National Association, as trustee. The 2012 Supplemental Indentures supplement the Indenture dated April 1, 2004 (the “2012 Indenture”) among KCS, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, which governs the terms of KCS’s 7 1/8% senior notes due 2012 (the “2012 Notes”), which KCS issued in April 2004.

2013 Indenture and First Supplemental Indenture for 2013 Notes

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the 2013 Indenture dated as of July 12, 2006 (the “2013 Indenture”) and the First Supplemental Indenture to the 2013 Notes (the “2013 First Supplemental Indenture”), among the Company, the parties named therein as guarantors, and U.S. Bank National Association, as trustee. The 2013 Indenture governs the terms of the Company’s 9 1/8% senior notes due 2013 (the “2013 Notes”), which the Company issued in July 2006.

Amendments to Incentive Stock Plans

On July 12, 2006, the Company and its stockholders approved amendments to the Company’s Second Amended and Restated 2004 Employee Incentive Plan to increase the number of shares available for issuance thereunder from 4.25 million shares to 7.05 million shares, and to the Company’s Second Amended and Restated 2004 Non-Employee Director Incentive Plan to increase the number of shares available for issuance thereunder from 400,000 shares to 600,000 shares.

Executive Employment Agreements

On July 11, 2006, the Company entered into employment agreements with Floyd C. Wilson, Larry L. Helm, Shane M. Bayless, Stephen W. Herod, Richard K. Stoneburner, Mark J. Mize, Timothy R. Weddle and William N. Hahne (the “Executives”). The following chart lists the position and base salary of each Executive:

Name	Position	Base Salary
Floyd C. Wilson	President, Chief Executive Officer and Chairman of the Board	$500,000
Larry L. Helm	Executive Vice President-Chief Administrative Officer	$300,000
Shane M. Bayless	Executive Vice President-Chief Financial Officer	$275,000
Stephen W. Herod	Executive Vice President-Corporate Development	$225,000
Richard K. Stoneburner	Executive Vice President-Exploration	$225,000
Mark J. Mize	Vice President, Chief Accounting Officer and Controller	$150,000
Timothy R. Weddle	Vice President-Operations	$200,000
William N. Hahne	Executive Vice President and Chief Operating Officer	$350,000

The term of Mr. Hahne’s employment is one year from the effective date of his employment agreement. The initial term of employment of the other Executives is two years from the effective date of their employment agreements.

The salary of each Executive is subject to periodic review and may be increased from time to time by the Compensation Committee of the Board of Directors of the Company. Each Executive is eligible to receive bonuses, grants of stock options, restricted stock or other equity awards as determined in the sole discretion of the Compensation Committee. Each of the Executives is also entitled to reimbursement for reasonable business expenses and to participate in the Company’s life, health, and dental insurance programs, and all other employee benefit plans as may from time to time be made available.

Mr. Wilson’s employment agreement provides that he will be nominated as a director of the Company, and that the Company will use its best efforts to cause him to be elected, appointed, or re-elected or re-appointed, as a director of the Company.

Mr. Hahne’s employment agreement entitles him to a bonus payment equal to $350,000 if he is still employed by the Company at the end of the initial term of his employment. Further, if Mr. Hahne is employed by the Company at such time and the Company’s 2007 second quarter average daily production is greater (excluding the effects of acquisitions and divestitures) than the Company’s 2006 second quarter daily average production pro forma for the Merger, Mr. Hahne is entitled to an additional bonus of $17,500 per percentage point increase, up to $350,000. In addition, Mr. Hahne has received 50,000 shares of restricted stock of the Company which Mr. Hahne must forfeit if he is terminated for cause by the Company or terminates his employment without good reason prior to one year after the date of the agreement, and the restrictions on which will lapse two years after the date of the agreement. Mr. Hahne also received an option to purchase 75,000 shares of the Company’s common stock at an exercise price of $12.36 per share, which was the closing price on July 12, 2006, the effective date of the agreement. One third of the option immediately vests and the other two thirds will vest one year from the date of the agreement. The option expires two years from the end of the term of the agreement.

The Company may terminate each Executive’s employment upon death or disability or for cause. Each Executive may terminate his employment based on uncured material breaches of his employment agreement by the Company, a reduction in the base compensation payable to him, a material reduction in the scope of his office and responsibilities, a failure by the Company to continue any compensation or benefit plan that is material to the Executive’s total compensation or the permanent relocation of the Executive outside of the metropolitan area of Houston, Texas. If the employment of any of the Executives is terminated by death or disability or by the Company for cause, such Executive is entitled to receive his accrued unpaid base compensation, plus an optional bonus to be determined by the Compensation Committee.

If the employment of any Executive, other than Mr. Hahne, is terminated by the Company without cause or by such Executive with good reason, and such termination is not within two years after a change in control, such Executive will be entitled to the accrued portion of unpaid salary, a severance payment equal to his highest one year’s gross annual salary, payment of the premiums for medical and dental insurance for him and his entire family for one year following termination, and the full vesting of all his unvested options and all restrictions removed from restricted stock. If such Executive is terminated by the Company without cause or such Executive terminates his employment with the Company with or without good reason, and such termination is within two years after a change in control, such Executive will be entitled to receive the accrued portion of unpaid salary, a severance payment equal to one to two times his highest one year’s gross annual salary (as applicable), for a two year period following termination, payment of the premiums for medical and dental insurance for him and his entire family, and the full vesting of all his unvested options and all restrictions removed from restricted stock. If the employment of such Executive is terminated by such Executive without good reason and not within two years after a change in control, such Executive is entitled to receive his accrued unpaid base compensation.

If Mr. Hahne’s employment is terminated by the Company without cause or by him with good reason, and such termination is not within two years after a change in control, he will be entitled to the accrued portion of unpaid salary, a severance payment equal to the amount of total compensation anticipated to be paid during the initial one year term of his agreement, payment of his medical insurance premiums until the earlier of three years after termination or the date he becomes employed and receives substantially similar benefits, and the full vesting of all his unvested options. If Mr. Hahne’s employment is terminated by the Company without cause or by him with or without good reason, and such termination is within two years after a change in control, he will be entitled to receive the accrued portion of unpaid salary, a severance payment equal to two times his highest one year’s gross annual salary or if he has not worked a full year, the amount of total compensation anticipated to be paid during the one year term of his agreement, payment of the premiums for medical and dental insurance for him and his entire family for a three year period following termination, and the full vesting of all his unvested options. If Mr. Hahne’s employment is terminated by him without good reason and not within two years after a change in control, Mr. Hahne is entitled to receive his accrued unpaid base compensation and payment of his medical insurance premiums until the earlier of the date three years after termination or the date he becomes employed and receives substantially similar benefits.

Mr. Hahne has agreed that for one year following the termination of his employment, unless terminated by the Company, he will not work for, manage or own any business engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons or related products.

Each Executive has agreed that during the term of his employment agreement and for six months following termination of his employment, he will not induce or attempt to induce any employee of the Company to leave the Company.

Adoption of KCS Stock Option Plans

Upon consummation of the merger of KCS Energy, Inc. and the Company on July 12, 2006 (the “Merger”) and in accordance with the terms of the Amended and Restated Agreement and Plan of Merger effective as of April 20, 2006 (the “Merger Agreement”), the Company adopted, to the extent of the number of shares covered by options, restricted stock and performance share awards outstanding, the KCS Energy, Inc. 2001 Employee and Directors Stock Plan and the KCS Energy, Inc. 2005 Employee and Directors Stock Plan (collectively, the “KCS Plans”).

The KCS Energy, Inc. 2001 Employee and Directors Stock Plan and the KCS Energy, Inc. 2005 Employee and Directors Stock Plan are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On July 12, 2006, in connection with its entry into the Senior Credit Facility and the closing of its sale of the 2013 Notes, the Company repaid all amounts outstanding under, and terminated, its Amended and Restated Second Lien Term Loan Agreement, dated as of July 28, 2005, between the Company, each of the Lenders from time to time party thereto and BNP Paribas, as administrative agent for the Lenders, as well as the Amended and Restated Second Lien Term Loan Agreement Amended and Restated Guarantee and Collateral Agreement dated July 28, 2005, made by Petrohawk Energy Corporation and each of its subsidiaries, as Grantors, in favor of BNP Paribas, as Administrative Agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective July 12, 2006, KCS merged with and into the Company pursuant to the Merger Agreement. A copy of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 18, 2006, is incorporated herein by reference.

In the Merger, the Company issued approximately 83.8 million shares of common stock and paid an aggregate of approximately $450.3 million cash as consideration to the former stockholders of KCS.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Senior Credit Agreement

In connection with the Merger, the Company entered into the Senior Credit Agreement, which amends and restates its $600 million senior revolving credit agreement dated July 28, 2005. The Senior Credit Agreement provides for a $1 billion facility with an increased borrowing base of $700 million that will be redetermined on a semi-annual basis, with the Company and the lenders each having the right to one annual interim unscheduled redetermination, and adjusted based on the Company’s oil and gas properties, reserves, other indebtedness and other relevant factors. Amounts outstanding under the Senior Credit Agreement will bear interest at specified margins over the London Interbank Offered Rate (“LIBOR”) of 1.00% to 1.75% for Eurodollar loans or at specified margins over the ABR of 0.00% to 0.50% for ABR loans. Such margins will fluctuate based on the utilization of the facility. Borrowings under the Senior Credit Agreement will be secured by first priority liens on substantially all of the Company’s assets, including pursuant to the terms of the Second Amended and Restated Guarantee and Collateral Agreement, all of the assets of, and equity interests in, our subsidiaries. Amounts drawn down on the facility will mature on July 12, 2010.

The Senior Credit Agreement contains customary financial and other covenants, including minimum working capital levels, minimum coverage of interest expenses, and a maximum leverage ratio. In addition, the Company is subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties.

The foregoing summary of the terms of the Senior Credit Agreement and the security interests and liens granted in connection therewith is qualified in its entirety by reference to the Senior Credit Agreement and the Second Amended and Restated Guarantee and Collateral Agreement, attached hereto as Exhibits 10.2 and 10.3, respectively.

2011 Indenture

On July 12, 2006, the Company accepted for purchase $124,236,000 principal amount of 2011 Notes tendered in connection with the Company’s previously announced tender offer and consent solicitation with respect to the 2011 Notes and paid approximately $142 million in exchange therefor.

2012 Indenture

Upon effectiveness of the Merger, the Company assumed (pursuant to the Second Supplemental Indenture), and subsidiaries of the Company guaranteed (pursuant to the Third Supplemental Indenture), all the obligations of KCS under the 2012 Notes and the 2012 Indenture. The 2012 Notes are guaranteed on an unsubordinated, unsecured basis by all of the Company’s current subsidiaries, including the subsidiaries of KCS that the Company acquired pursuant to the Merger. Interest on the 2012 Notes is payable semi-annually, on each April 1 and October 1. At any time prior to April 1, 2007, the Company may redeem up to 35% of the aggregate original principal amount of the 2012 Notes, using the net proceeds of equity offerings, at a redemption price equal to 107.125% of the principal amount of the 2012 Notes, plus accrued and unpaid interest. On or after April 1, 2008, the Company may redeem all or a portion of the 2012 Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, plus a specified premium which decreases yearly from 3.568% in 2008 to 0% in 2010 and thereafter.

The description of the provisions of the 2012 Indenture and the 2012 Supplemental Indentures set forth above is qualified in its entirety by reference to the full and complete terms set forth in the 2012 Indenture and the 2012 Supplemental Indentures, which are set forth as Exhibits 4.3, 4.4, and 4.5 respectively, to this Current Report on Form 8-K.

2013 Indenture

On July 12, 2006, the Company consummated its private placement of the 2013 Notes to the initial purchasers. The 2013 Notes were issued at 98.735% of the face amount for gross proceeds of approximately $642.0 million, before estimated offering expenses and the initial purchasers’ discount. The Company applied a portion of the net proceeds from the sale of the 2013 Notes to fund the cash consideration paid by the Company to the KCS stockholders in connection with the Merger and the purchase of 2011 Notes in connection with the Company’s tender offer for the 2011 Notes.

The 2013 Notes bear interest at the rate of 9.125% per annum, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2007. The 2013 Notes mature on July 15, 2013. The 2013 Notes are senior unsecured obligations of the Company and rank equally with all of its current and future senior indebtedness, including the 2012 Notes. The 2013 Notes will rank effectively subordinate to the Company’s secured debt to the extent of the collateral, including secured debt under the Senior Credit Agreement, and senior to any future subordinated indebtedness. The 2013 Notes are jointly and severally guaranteed on a senior unsecured basis by the Company’s subsidiaries, including, pursuant to the 2013 Supplemental Indenture, the KCS subsidiaries acquired in the Merger.

On or before July 15, 2009, the Company may redeem up to 35% of the aggregate principal amount of the 2013 Notes with the net cash proceeds of certain equity offerings at a redemption price of 109.13% of the principal amount thereof plus accrued interest and unpaid interest to the redemption date provided that: (i) at least 65% in aggregate principal amount of the 2013 Notes originally issued under the 2013 Indenture remain outstanding immediately after the occurrence of such redemption (excluding 2013 Notes held by the Company and its subsidiaries); and (ii) each such redemption must occur within 90 days of the date of the closing of the related equity offering.

In addition, on or before July 15, 2010, the Company may redeem all or part of the 2013 Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the redemption date, plus (iii) the make whole premium at the redemption date.

On or after July 15, 2010, the Company may redeem some or all of the 2013 Notes at any time. If any of the 2013 Notes are redeemed during any 12-month period beginning on July 15 of the year indicated below, the Company must pay the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest thereon, if any, to the applicable redemption date:

Year	Percentage
2010	104.563
2011	102.281
2012	100.000

The Company may be required to offer to purchasers of the 2013 Notes the repurchase of the 2013 Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, in the event of a change of control (as defined in the 2013 Indenture). Additionally, the Company may be required to offer to all holders of the 2013 Notes the repurchase of the 2013 Notes and to the extent required by the terms thereof, all holders of other indebtedness (as defined in the 2013 Indenture) that is pari passu with the 2013 Notes (at a purchase price of 100% of the principal amount (or accreted value in the case of any such other pari passu indebtedness issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase, in the event net proceeds (as defined in the 2013 Indenture) from assets sales (as defined in the 2013 Indenture) are not applied as required by the 2013 Indenture.

The 2013 Indenture contains covenants that, among other things, restrict or limit the ability of the Company and the guarantors to: (i) borrow money; (ii) pay dividends on stock; (iii) purchase or redeem stock or subordinated indebtedness; (iv) make investments; (v) create liens; (vi) enter into transactions with affiliates; (vii) sell assets; and (viii) merge with or into other companies or transfer all or substantially all of the Company’s assets.

The description of the 2013 Indenture and the 2013 Supplemental Indenture set forth above is qualified in its entirety by reference to the full and complete terms thereof set forth in Exhibits 4.6 and 4.7, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Elections

As of July 12, 2006, in accordance with the Merger Agreement and pursuant to the Merger, (a) David A.B. Brown, David B. Miller, Daniel A. Rioux, and Herbert C. Williamson, III are no longer on the board of directors of the Company, and (b) the board of directors of the Company consists of James W. Christmas, Gary A. Merriman, Robert G. Raynolds, Christopher A. Viggiano, Floyd C. Wilson, Tucker S. Bridwell, James L. Irish III, Robert C. Stone, Jr., and Thomas R. Fuller. The Company also determined that Messrs. Merriman, Raynolds, Bridwell, Irish, Stone and Viggiano qualify as “independent directors” as defined in Section 4200(a)(15) of the Nasdaq Marketplace Rules.

Mr. Christmas served as Chairman of the Board and Chief Executive Officer of KCS beginning in April 2003. From 1988 to April 2003, Mr. Christmas served as President and Chief Executive Officer and as a Director of KCS. Mr. Christmas has been elected as a Class II director, with a term expiring at the annual stockholders’ meeting to be held in 2009. Mr. Christmas will serve as Vice Chairman of the Board of Directors of the Company.

Mr. Merriman served as a director of KCS beginning in April 2005. Mr. Merriman retired from Conoco Inc. in 2002, where he had been employed since 1976. While at Conoco, Mr. Merriman held a number of positions including from 1999 to 2002, President of Exploration and Production for Conoco in the Americas. Prior to that, he was General Manager for Conoco’s Refining and Marketing Rocky Mountain Region from 1997 to 1999, President of Conoco Indonesia from 1995 to 1997 and General Manager of North Sea Operations for Conoco UK

Limited from 1992 to 1995. Mr. Merriman has over 26 years of international and domestic experience in the oil and gas business. Mr. Merriman has been elected as a Class I director, with a term expiring at the annual stockholders’ meeting to be held in 2008.

Mr. Raynolds served as a director of KCS beginning in 1995. He has been an independent consulting geologist for several major and independent oil and gas companies since 1992 and was a geologist with Amoco Production Company from 1983 until 1992. Mr. Raynolds has been elected as a Class III director, with a term expiring at the annual stockholders’ meeting to be held in 2007.

Mr. Viggiano served as a director of KCS beginning in 1988. He has been President, Chairman of the Board and majority owner of O’Bryan Glass Corp., in Queens, New York since December 1991. He is a Certified Public Accountant. Mr. Viggiano has been elected as a Class III director, with a term expiring at the annual stockholders’ meeting to be held in 2007.

Board Committees

As of July 12, 2006, the Audit Committee of the Board of Directors of the Company consists of Messrs. Irish (Chairman), Stone, Bridwell and Viggiano.

As of July 12, 2006, the Compensation Committee of the Board of Directors of the Company consists of Messrs. Merriman (Chairman), Viggiano and Fuller.

As of July 12, 2006, the Nominating Committee of the Board of Directors of the Company consists of Messrs. Fuller (Chairman), Merriman and Stone.

As of July 12, 2006, the Reserve Committee of the Board of Directors of the Company consists of Messrs. Stone (Chairman), Fuller and Raynolds.

Executive Officer Appointment

Also on July 12, 2006, William N. Hahne was appointed Executive Vice President - Chief Operating Officer of the Company. Mr. Hahne served as a director, President and Chief Operating Officer of KCS beginning in April 2003. From March 2002 to April 2003, Mr. Hahne served as Executive Vice President and Chief Operating Officer of KCS. From April 1998 to March 2002, Mr. Hahne served as Senior Vice President and Chief Operating Officer of KCS. Mr. Hahne is a Registered Petroleum Engineer and has over 30 years of experience with various major independent exploration and production companies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 12, 2006, the Company’s certificate of incorporation in the State of

Delaware was amended to increase the number of authorized shares of common stock that the Company may issue from 125 million to 300 million. The description of the amendment to the certificate of incorporation of the Company is qualified in its entirety by reference to the amendment to the certificate of incorporation of the Company which is set forth as Exhibit 3.1 to this Current Report on Form 8-K.

On July 11, 2006, the Company’s Bylaws were amended to include provisions authorizing the positions of “Vice Chairman of the Board of Directors” and “Chief Operating Officer” and defining the duties relating thereto. The description of the amendment to the Bylaws of the Company is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company which are set forth as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited Consolidated Financial Statements of KCS as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 were previously reported in KCS’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, File No. 001-13781, which was filed with the SEC on March 16, 2006 and amended on April 28, 2006, and are incorporated herein by reference. Unaudited Interim Consolidated Financial Statements of KCS as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 were previously reported in KCS Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 001-13781, which was filed with the SEC on May 10, 2006 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information related to KCS and Winwell as of March 31, 2006 and for the three months ended March 31, 2006 and for the year ended December 31, 2005 is incorporated herein by reference to Exhibits 99.1 and 99.2 to the Company’s Form 8-K filed on June 28, 2006.

(c) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

3.1	Certificate of Amendment of Certificate of Incorporation of Petrohawk Energy Corporation.

3.2	Amended and Restated Bylaws effective as of July 12, 2006.

4.1	Indenture dated April 8, 2004, as amended, among Mission Resources Corporation, the Guarantors named therein and The Bank of New York, as trustee, relating to 9 7/8% senior notes due 2011 (incorporated by reference to Exhibit 4.2 to Mission Resources Corporation’s Current Report on Form 8-K/A filed on April 15, 2004).

4.2	Second Supplemental Indenture dated as of July 12, 2006, among Petrohawk Energy Corporation, the parties named therein as subsidiary guarantors, and The Bank of New York Trust Company, N.A., as trustee, relating to the 9 7/8% senior notes due 2011.

4.3	Indenture dated April 1, 2004 among KCS Energy, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012 (incorporated by reference to Exhibit 4.1 to KCS Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2004).

4.4	Second Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as guarantors, and U.S. Bank National Association, as trustee, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012.

4.5	Third Supplemental Indenture dated as of July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and U.S. Bank National Association, as trustee, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012.

4.6	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9 1/8% senior notes due 2013.

4.7	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9 1/8% senior notes due 2013.

10.1	KCS Energy, Inc. 2001 Employee and Directors Stock Plan (incorporated by reference to Exhibit (10)iii to KCS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.2	KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to Exhibit 4.8 to KCS’ Form S-8 (File No. 333-125690) filed with the Commission on June 10, 2005), as amended by the First Amendment to KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to Exhibit 10.1 to KCS’ Form 8-K (File No. 001-13781) filed with the Commission on May 19, 2005).

10.3	Second Amended and Restated Senior Revolving Credit Agreement dated July 12, 2006, among Petrohawk Energy Corporation, each of the Lenders from time to time party thereto, BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and BMO Capital Markets Financing, Inc., as syndication agents for the Lenders, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Fortis Capital Corp. as co-documentation agents for the Lenders.

10.4	Second Amended and Restated Guarantee and Collateral Agreement dated July 12, 2006, made by Petrohawk Energy Corporation and each of its subsidiaries, as Grantors, in favor of BNP Paribas, as Administrative Agent.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By	/s/ Shane M. Bayless
Chief Financial Officer, Executive Vice President and Treasurer

Date: July 17, 2006

EXHIBIT INDEX

3.1	Certificate of Amendment of Certificate of Incorporation of Petrohawk Energy Corporation.

3.2	Amended and Restated Bylaws effective as of July 12, 2006.

4.1	Indenture dated April 8, 2004, as amended, among Mission Resources Corporation, the Guarantors named therein and The Bank of New York, as trustee, relating to 9 7/8% senior notes due 2011 (incorporated by reference to Exhibit 4.2 to Mission Resources Corporation’s Current Report on Form 8-K/A filed on April 15, 2004).

4.2	Second Supplemental Indenture dated as of July 12, 2006, among Petrohawk Energy Corporation, the parties named therein as subsidiary guarantors, and The Bank of New York Trust Company, N.A., as trustee, relating to the 9 7/8% senior notes due 2011.

4.3	Indenture dated April 1, 2004 among KCS Energy, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012 (incorporated by reference to Exhibit 4.1 to KCS Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2004).

4.4	Second Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as guarantors, and U.S. Bank National Association, as trustee, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012.

4.5	Third Supplemental Indenture dated as of July 12, 2006 among Petrohawk Energy Corporation, the successor by way of merger to KCS Energy, Inc., the parties named therein as existing guarantors, the parties named therein as new guarantors, and U.S. Bank National Association, as trustee, relating to KCS Energy, Inc.’s 7 1/8% senior notes due 2012.

4.6	Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9 1/8% senior notes due 2013.

4.7	First Supplemental Indenture dated July 12, 2006 among Petrohawk Energy Corporation, U.S. Bank National Association, as trustee, and the subsidiary guarantors named therein, relating to Petrohawk Energy Corporation’s 9 1/8% senior notes due 2013.

10.1	KCS Energy, Inc. 2001 Employee and Directors Stock Plan (incorporated by reference to Exhibit (10)iii to KCS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.2	KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to

Exhibit 4.8 to KCS’ Form S-8 (File No. 333-125690) filed with the Commission on June 10, 2005), as amended by the First Amendment to KCS Energy, Inc. 2005 Employee and Directors Stock Plan (incorporated by reference to Exhibit 10.1 to KCS’ Form 8-K (File No. 001-13781) filed with the Commission on May 19, 2005).

10.3	Second Amended and Restated Senior Revolving Credit Agreement dated July 12, 2006, among Petrohawk Energy Corporation, each of the Lenders from time to time party thereto, BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and BMO Capital Markets Financing, Inc., as co-syndication agents for the Lenders, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Fortis Capital Corp. as co-documentation agents for the Lenders.

10.4	Second Amended and Restated Guarantee and Collateral Agreement dated July 12, 2006, made by Petrohawk Energy Corporation and each of its subsidiaries, as Grantors, in favor of BNP Paribas, as Administrative Agent.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for KCS Energy, Inc.